Exhibit 10.49

AGREEMENT is to be effective as of the 29th day of August, 2006 by and between Designated Marketing, LLC, maintaining its principal offices at 9741 Preston Road, Suite 208, Frisco, TX 75034 (hereinafter referred to as "Designated Marketing") and DNAPrint Genomics, Inc., with offices at 900 Cocoanut Avenue Sarasota FL 34236 (hereinafter referred to as "Client").


                               W I T N E S E T H:

WHEREAS, Designated Marketing is engaged in the business of providing and rendering public relations and communications services and has knowledge, expertise and personnel to render the requisite services to Client; and

WHEREAS, Client is desirous of retaining Designated Marketing for the purpose of obtaining public relations and corporate communications services so as to better, more fully and more effectively deal and communicate with its shareholders and the investment banking community.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

ENGAGEMENT  OF  DESIGNATED  MARKETING.  Client  herewith  engages  Designated
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Marketing, and Designated Marketing agrees to render to Client public relations, communications,  advisory  and  consulting  services.

A. The consulting services to be provided by Designated Marketing shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of Client's activities and to stimulate the investment community's interest in Client. Client acknowledges that Designated Marketing's ability to relate information regarding Client's activities is directly related to the information provided by Client to Designated Marketing. Designated Marketing shall provide such services in compliance with all applicable laws and regulations.

B. Client acknowledges that Designated Marketing will devote such time as is reasonably necessary to perform the services for Client, having due regard for Designated Marketing's commitments and obligations to other business for which it performs consulting services.

TERM  AND  TERMINATION.  This  Agreement shall be for a period of six (6) months
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commencing  on  the  effective  date  hereof.

TREATMENT  OF CONFIDENTIAL INFORMATION.  Company shall not disclose, without the
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consent  of  Client,  any  financial  and  business  information  concerning the business, affairs, plans and programs of Client which are delivered by Client to Designated Marketing in connection with Designated Marketing's services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the "Confidential Information"). Designated Marketing will not be bound by the foregoing limitation in the event
(i) the Confidential Information is otherwise disseminated and becomes public information or (ii) Designated Marketing is required to disclose the Confidential Information pursuant to a subpoena or other judicial order.

REPRESENTATION  BY  DESIGNATED  MARKETING OF OTHER CLIENTS.  Client acknowledges
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and  consents  to  Designated  Marketing  rendering public relations, consulting and/or communications services to other clients of Designated Marketing engaged in the same or similar business as that of Client.

INDEMNIFICATION  BY  CLIENT  AS TO INFORMATION PROVIDED TO DESIGNATED MARKETING.
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Client acknowledges that Designated Marketing, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client's officers, directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend Designated Marketing, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to Designated Marketing.

INDEPENDENT  CONTRACTOR.  It  is  expressly  agreed that Designated Marketing is
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acting  as  an  independent  contractor  in  performing  its services hereunder.
Client shall carry no workers compensation insurance or any health or accident insurance on Designated Marketing or consultant's employees. Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits that might be customary in an employer-employee relationship.

NON-ASSIGNMENT.  This  Agreement  shall  not be assigned by either party without
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the  written  consent  of  the  other  party.

COMPENSATION.  SEE  SCHEDULE  A1
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NOTICES.  Any notice to be given by either party to the other hereunder shall be
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sufficient  if  in  writing  and  sent  by  registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

MODIFICATION  AND  WAIVER.  This Agreement may not be altered or modified except
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by  writing  signed  by  each  of  the  respective parties hereof.  No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

ENTIRE  AGREEMENT  This  writing  constitutes  the  entire Agreement between the
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parties.  This  Agreement  can  only be modified by a written contract signed by both parties. In the event that any party brings suit to enforce any part of this Agreement, the prevailing party shall recover attorney fees and legal costs. This Agreement shall be interpreted according to the laws of the state of Texas. By signing below all parties agree they have the authority to bind their respective companies.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

DESIGNATED  MARKETING,  LLC

By:   /s/Donson  Brooks                             Date:   8/29/06
      -----------------
      Donson  Brooks,  Managing  Director

By:   /s/Christopher  Roundtree                     Date:   8/29/06
      -------------------------
      Christopher  Roundtree,  Managing  Director



DNAPRINT  GENOMICS,  INC.


By:   /s/Richard  Gabriel                           Date:   8/29/06
      -------------------
      Richard  Gabriel,  CEO

                                  SCHEDULE A-1
                                  ------------



  PAYMENT  FOR  SERVICES  AND  REIMBURSEMENT  OF  EXPENSES


For the services to be rendered and performed by Designated Marketing during the term of the Agreement, Client shall, upon acceptance of this Agreement: Pay to Designated Marketing six million two hundred fifty thousand (6,250,000) shares of DNAG stock due upon acceptance of this agreement, and six million two hundred fifty thousand (6,250,000) shares of DNAG stock at the end of the third month, for six months of service. Such shares will be registered by Client for resale by including such shares in a registration statement on Form SB-2.

DESIGNATED  MARKETING,  LLC

By:  /s/Donson  Brooks                           Date:  8/29/06
     -----------------
     Donson  Brooks,  Managing  Director

By:   /s/Christopher  Roundtree                  Date:  8/29/06
      -------------------------
      Christopher  Roundtree,  Managing  Director

DNAPRINT  GENOMICS,  INC.

By:   /s/Richard  Gabriel                        Date:  8/29/06
      -------------------
      Richard  Gabriel,  CEO